                                   EXHIBIT 12

                Computation of Ratio of Earnings to Fixed Charges
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

--------------------------------------------------------------------------------
                                                                    Three Months
 Dollars in millions                                                       1999
--------------------------------------------------------------------------------
 Earnings:
   Net income                                                             $  600
   Add: income taxes                                                         324
   Less: equity in undistributed income
     of all affiliates accounted for by
     the equity method                                                        54
   Add: fixed charges, excluding interest
     on deposits                                                           1,761
--------------------------------------------------------------------------------
  Earnings available for fixed charges,
    excluding interest on deposits                                         2,631
  Add: interest on deposits                                                  616
--------------------------------------------------------------------------------
  Earnings available for fixed charges,
    including interest on deposits                                         3,247
--------------------------------------------------------------------------------
Fixed charges:
  Interest expense, excluding interest on
    deposits                                                               1,752
  Interest factor in net rental expense                                        9
--------------------------------------------------------------------------------
  Total fixed charges, excluding interest
    on deposits                                                            1,761
  Add: interest on deposits                                                  616
--------------------------------------------------------------------------------
Total fixed charges, including interest
    on deposits                                                            2,377
--------------------------------------------------------------------------------
Ratio of earnings to fixed charges:
  Excluding interest on deposits                                            1.49
  Including interest on deposits                                            1.37
--------------------------------------------------------------------------------

                                   EXHIBIT 12

         Computation of Ratio of Earnings to Combined Fixed Charges and
                            Preferred Stock Dividends
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

--------------------------------------------------------------------------------
                                                                   Three Months
Dollars in millions                                                        1999
--------------------------------------------------------------------------------

Earnings:
  Net income                                                              $  600
  Add: income taxes                                                          324
  Less: equity in undistributed income
    of all affiliates accounted for by
    the equity method                                                         54
  Add: fixed charges, excluding interest
    on deposits and preferred stock
    dividends                                                              1,775
--------------------------------------------------------------------------------
  Earnings available for fixed charges,
    excluding interest on deposits                                         2,645
  Add: interest on deposits                                                  616
--------------------------------------------------------------------------------
  Earnings available for fixed charges,
    including interest on deposits                                         3,261
--------------------------------------------------------------------------------
Fixed charges:
 Interest expense, excluding interest on
 deposits                                                                  1,752
 Interest factor in net rental expense                                         9
 Preferred stock dividends                                                    14
--------------------------------------------------------------------------------
Total fixed charges, excluding interest
    on deposits                                                            1,775
  Add: interest on deposits                                                  616
--------------------------------------------------------------------------------
Total fixed charges, including interest
    on deposits                                                            2,391
--------------------------------------------------------------------------------
Ratio of earnings to fixed charges:
  Excluding interest on deposits                                            1.49
  Including interest on deposits                                            1.36
--------------------------------------------------------------------------------